Exhibit 10.22

AMENDED AND RESTATED

SECURITY AGREEMENT - INTELLECTUAL PROPERTY

THIS AMENDED AND RESTATED SECURITY AGREEMENT - INTELLECTUAL PROPERTY (this “Agreement”), is made and entered into as of this 28th day of September, 2005, between UNDER ARMOUR, INC. (f/k/a KP Sports, Inc.), a Maryland corporation (the “Grantor”), and THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation (“CIT”).

WITNESSETH:

WHEREAS, Grantor and CIT are parties to a certain Security Agreement - Intellectual Property, dated as of September 28, 2001 (as amended from time to time, the “Original Security Agreement”), and recorded on January 15, 2002 in the United States Patent and Trademark Office at Reel 002431, Frame 0135, by which Grantor granted CIT liens in, and security interests upon, certain Intellectual Property Collateral as security for certain obligations of Grantor, all as more particularly described therein;

WHEREAS, the indebtedness and obligations secured by the Original Security Agreement have been amended and restated by that certain Second Amended and Restated Financing Agreement, dated of even date herewith (such Second Amended and Restated Financing Agreement, as amended, supplemented, restated or otherwise modified from time to time, the “Financing Agreement”), among Grantor, and its wholly-owned domestic subsidiaries that are parties thereto (each, a “Company” and collectively, the “Companies”), as the borrowers, and CIT and the other financial institutions that are parties thereto from time to time, as the lenders (the “Lenders”), and CIT, as agent for the Lenders (CIT, in such capacity, the “Agent”), pursuant to which the Lenders have agreed to make loans and extend credit to the Companies secured by liens in and security interests upon substantially all of the assets of each Company, including the Intellectual Property Collateral (as defined herein); and

WHEREAS, Grantor and Agent wish to enter into this Agreement in order to confirm that the Intellectual Property Collateral continues to secure all obligations and indebtedness owing by the Companies to the Lenders and the Agent under or in connection with the Financing Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Grantor agrees with Agent as follows:

1.                                       Defined Terms.  All capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Financing Agreement.

2.                                       Grant of Security Interest.  As security for the payment and performance of the Obligations, Grantor hereby assigns, grants, transfers and conveys to Agent a security interest in and lien on all of Grantor’s right, title and interest in, to and under the following property, in each case whether now existing or hereafter existing or in which Grantor now has or hereafter acquires or develops an interest wherever the same may be located (the “Intellectual Property Collateral”):

(a)                                  all letters patent of the U.S. or any other country, all registrations and recordings thereof, and all applications for letters patent of the U.S. or any other country, owned, held (whether pursuant to a license or otherwise) or used by Grantor in whole or in part, including all existing U.S. patents and patent applications of Grantor which are described in Schedule A attached hereto, as the same may be amended or supplemented pursuant hereto from time to time, and including all patent licenses held by Grantor (unless otherwise prohibited by any license or related licensing agreement under circumstances where the granting of the security interest would have the effect under applicable law of the termination or permitting termination of the license for breach and where the licensor, other than any affiliate of Grantor, has elected such termination remedy), together with all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and the inventions disclosed therein, and all rights corresponding thereto throughout the world, including the right to make, use, lease, sell and otherwise transfer the inventions disclosed therein, and all proceeds thereof, including without limitation all license royalties and proceeds of infringement suits (collectively, the “Patents”);

(b)                                 all state (including common law), federal and foreign trademarks, service marks and trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, domain names, designs and general intangibles of like natures, now existing or hereafter adopted or acquired, together with and including all licenses therefor held by Grantor (unless otherwise prohibited by any license or related licensing agreement under circumstances where the granting of the security interest would have the effect under applicable law of the termination or permitting termination of the license for breach and where the licensor has elected such termination remedy), and all registrations and recordings thereof, and all applications filed or to be filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office, any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including any of the foregoing which are described in Schedule B attached hereto, as the same may be amended or supplemented pursuant hereto from time to time, and the right (but not the obligation) to register claims under any state or federal trademark law or regulation or any trademark law or regulation of any foreign country and to apply for, renew and extend any of the same, to sue or bring opposition or cancellation proceedings in the name of Grantor or in the name of Agent for past, present or future infringement or unconsented use thereof, and all rights arising therefrom throughout the world (collectively, the “Trademarks”);

(c)                                  all copyrights, rights, titles and interests in and to published and unpublished works of authorship that Grantor now or hereafter owns or uses in its business, and all copyrights in any original or derivative works of authorship and all works protectable by copyright that are, or in the future may be, owned, created, authored (as a work for hire), acquired or used (whether pursuant to a license or otherwise) by Grantor, in whole or in part, (collectively, the “Copyrights”), including the Copyrights which are described in Schedule C attached hereto, as the same may be amended or supplemented pursuant hereto from time to time;

(d)                                 all copyright registrations and applications for copyright registration that have been or may hereafter be issued thereon or applied for in the United States or throughout the world (the “Registrations”), including the Registrations which are described in Schedule C attached hereto, as the same may be amended or supplemented pursuant hereto from time to time;

(e)                                  all common law and other rights in and to the Copyrights throughout the world, including all copyright licenses (unless otherwise prohibited by any license or related licensing agreement under circumstances where the granting of the security interest would have the effect under applicable law of the termination or permitting termination of the license for breach and where the licensor other than any affiliate of Grantor has elected such termination remedy) (collectively, the “Copyright Rights”), including the Copyright Rights which are described in Schedule C attached hereto, as the same may be amended or supplemented pursuant hereto from time to time;

(f)                                    all inventions, designs, trade secrets, proprietary rights, records, computer programs, source codes, object codes, data bases and all other intangible personal property at any time associated or used in connection with or arising out of the Copyrights, Registrations or Copyright Rights (referred to herein as “Proprietary Rights”);

(g)                                 all renewals and extensions of any of the Copyrights, Registrations or Copyright Rights, throughout the world, including all proceeds thereof, the right (but not the obligation) to renew and extend such Copyrights, Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation), to sue or bring opposition or cancellation proceedings and recover damages for past, present and future infringements or violations of the Copyrights, Registrations and Copyright Rights; and all of Grantor’s right, title and interest to make and exploit all derivative works based on or adopted from all works covered by any of the Copyrights, Registrations, and Copyright Rights, Proprietary Rights and any other Intellectual Property Collateral (as hereinafter defined) relating thereto;

(h)                                 all claims, causes of action and rights to sue for past, present and future infringement or unconsented use of any of the Intellectual Property Collateral and all rights arising therefrom and pertaining thereto;

(i)                                     all of the goodwill of Grantor’s business symbolized by the Trademarks or associated therewith;

(j)                                     all general intangibles (as defined in the UCC) and all intangible intellectual and other similar property of Grantor of any kind or nature, whether now owned or hereafter acquired or developed, associated with or arising out or used in connection with of any of the Intellectual Property Collateral and not otherwise described above; and

(k)                                  all proceeds of any and all of the foregoing Intellectual Property Collateral, including, without limitation, license royalties, rights to payment, accounts receivable, proceeds of infringement suits and all payments under insurance or any indemnity, warranty or guaranty payable by reason or loss or damage to or otherwise with respect to the foregoing Intellectual Property Collateral.

Notwithstanding the foregoing, the lien and security interest granted pursuant to this Section 2 shall not extend to, or attach to, any application for the registration of a trademark filed in the United States Patent and Trademark Office pursuant to 15 U.S.C. Section 1051(b) (entitled “Trade-Marks Intended For Use In Commerce”) if and for so long as, and solely to the extent that, such lien and security interest may cause the cancellation, invalidity or abandonment of such application for registration pursuant to the provisions of such United States Trademark Act.

3.                                       Representations, Warranties and Covenants of Grantor.  Grantor represents, warrants and covenants that:

(a)                                  The Intellectual Property Collateral is, to the best of its knowledge, subsisting and has not been judged invalid or unenforceable;

(b)                                 Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the Intellectual Property Collateral, free and clear of any liens, charges and encumbrances; and

(c)                                  Grantor has used, and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the Trademarks;

(d)                                 Grantor will maintain the quality of the products associated with the Trademarks, generally at a level consistent with the quality as of the effective date of this Agreement, subject to the introduction of new products from time to time, and product modifications in the ordinary course of business; and

(e)                                  Grantor has the unqualified right to enter into this Agreement and perform its terms and has entered and will enter into written agreements with each of its present and future employees, agents and consultants which will enable it to comply with the covenants herein contained.

4.                                       Visits and Inspections.  Subject to any limits expressly set forth in the Financing Agreement, Grantor hereby grants to Agent and its employees and agents the right at any time during normal business hours, and from time to time, to visit Grantor’s plants and facilities which manufacture, inspect or store products sold under any of the Trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours.  Grantor shall do any and all acts required by Agent to ensure Grantor’s compliance with paragraph 3(d) of this Agreement.

5.                                       Restrictions on Future Agreements.  Grantor agrees that, until all of the Obligations have been satisfied in full and the Financing Agreement has been terminated in accordance with the terms thereof, it will not without Agent’s prior written consent, enter into any agreement which is inconsistent with Grantor’s duties under this Agreement, and Grantor further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would affect the validity and enforcement of the rights granted to Agent under this Agreement.

6.                                       After-Acquired Intellectual Property Rights.  If, before the Obligations have been satisfied in full, Grantor shall obtain rights to (i) any new patentable inventions, new trademarks, or new copyrights, or become entitled to the benefit of any patent application, any patent for any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent, any improvement on any Patent, any trademark application or trademark for any renewal of any Trademark, any copyright application or any copyright for any renewal or extension of any Copyright,  the provisions of paragraph 1 hereof shall automatically apply thereto, and Grantor shall give to Agent prompt notice thereof in writing.  Grantor authorizes Agent to modify this Agreement by amending Schedules A, B, and C to include any future patents and patent applications, any future trademarks and trademark applications, or any future copyrights and copyright applications which are Intellectual Property Collateral under paragraph 1 hereof or this paragraph 6.

7.                                       Grantor’s Rights Prior to Default.  Unless and until there shall have occurred and be continuing an Event of Default, Grantor shall continue to own, and may use and enjoy the Intellectual Property Collateral in connection with its business operations, but only in a manner consistent with the presentation of their current substance, validity and registration.

8.                                       Remedies Upon Event of Default.  If an Event of Default shall have occurred and be continuing, Agent shall have, in addition to all other rights and remedies given it by this Agreement, those allowed by law and, specifically, those of a secured party under the UCC.  Notice of any sale or other disposition of the Intellectual Property Collateral shall be deemed reasonable and sufficient if given Grantor at least five (5) days before the time of any intended public or private sale or other disposition of any of the Intellectual Property Collateral is to be made.

9.                                       Power of Attorney.  Grantor hereby makes, constitutes and appoints Agent and any officer or agent of Agent as Agent may select as Grantor’s true and lawful attorney-in-fact, with full power to do any or all of the following if an Event of Default shall occur and be continuing: to endorse Grantor’s name on all applications, documents, papers and instruments necessary for Agent to use the Intellectual Property Collateral, or to grant or issue any exclusive or nonexclusive license under the Intellectual Property Collateral to anyone else as necessary for Agent to assign, pledge, convey or otherwise transfer title in or dispose of the Intellectual Property Collateral to anyone else.  Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney shall be irrevocable until all of the Obligations shall have been satisfied in full and the Financing Agreement shall have been terminated in accordance with the terms thereof.

10.                                 Release of Security Interest.  This Agreement, and the liens and security interests granted hereby, shall remain in full force and effect until the earliest to occur of the following:

(a)                                  Agent is required to release its lien and security interest in the Intellectual Property Collateral pursuant to Section 6.12 of the Financing Agreement;

(b)                                 the Financing Agreement is terminated pursuant to Section 11 thereof and all of the Obligations, other than Ledger Debt owing to CIT, are paid and satisfied in full; or

(c)                                  all of the Obligations are paid and satisfied in full and the Financing Agreement is terminated in writing;

at which time Agent shall, promptly upon the request and at the expense of Grantor, forthwith execute and deliver to Grantor all releases, termination statements, and other instruments as may be necessary or proper to release or reflect the release of Agent’s security interest in the Intellectual Property Collateral.

11.                                 Litigation and Proceedings.

(a)                                  Grantor shall have the duty, through counsel reasonably acceptable to Agent, to prosecute diligently any patent application of the Patents, any trademark application of the Trademarks, or any copyright application of the Copyrights pending as of the date of this Agreement or thereafter, other than those discontinued or abandoned in the ordinary course of business, until the Obligations shall have been paid in full, to make application on unpatented but patentable inventions, and to preserve and maintain all rights in patent applications, patents of the Patents, trademark applications, trademarks of the Trademarks, copyright applications, and copyrights of the Copyrights in the ordinary course of business.  Any expenses incurred in connection with such applications shall be borne by Grantor.  Grantor shall not abandon any right to file a patent application, or any pending patent application or patent, any right to file a trademark application, or any pending trademark application or trademark, or any right to file a copyright application, or any pending copyright application or copyright, other than those discontinued or abandoned in the ordinary course of business without the consent of Agent, which consent shall not be unreasonably withheld.

(b)                                 Agent shall have the right, during the existence of an Event of Default, but shall in no way be obligated, to bring suit in its own name, as the holder of a security interest in the Intellectual Property Collateral, to enforce the Patents, Trademarks, or Copyrights and any license thereunder, in which event Grantor shall at the request of Agent do any and all lawful acts (including bringing suit) and execute any and all proper documents reasonably required by Agent in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify the Agent for all costs and expenses incurred in the exercise of its rights under this paragraph 11.  Nothing herein shall be deemed to prohibit Grantor from bringing any such suit in its own name at any time that an Event of Default does not exist, if Agent declines to institute suit.

12.                                 Agent May Perform.  If Grantor fails to comply with any of its obligations hereunder, Agent may do so in Grantor’s name or in Agent’s name, but at Grantor’s expense, and Grantor agrees to reimburse Agent in full for all expenses, including reasonable attorney’s fees, incurred by Agent in prosecuting, defending or maintaining the Intellectual Property Collateral or Agent’s interest therein pursuant to this Agreement.

13.                                 Severability.  The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

14.                                 Modification.  This Agreement is subject to modification only by a writing signed by the parties, except as provided in paragraph 6 hereof.

15.                                 Binding Effect; Benefits.  The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

16.                                 Notices.  All notices, requests and demands hereunder shall be: (a) addressed to the party to be served at the address shown below, or to such other address as either party may designate by written notice to the other in accordance with this provision; and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by telex or facsimile, immediately upon sending; if by overnight delivery service, one day after dispatch; and if by ordinary mail or registered/certified mail-return receipt requested (with proper postage prepaid), three (3) days after mailing:

(i) If to Agent at:	The CIT Group/Commercial Services, Inc.
Two Wachovia Center
Post Office Box 31307
Charlotte, North Carolina 28202
Attention: Regional Credit Manager
Facsimile No.: 704-339-2250

(ii) If to Grantor, at:	Under Armour, Inc.
1020 Hull Street
Baltimore, Maryland 21230
Attention: Chief Financial Officer
Facsimile No.: 410-468-2516

17.                                 Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by fax shall be equally as effective as delivery of an original executed counterpart of this Agreement.

18.                                 Governing Law; Consent to Forum.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

19.                                 Waiver of Jury Trial.  EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER.

20.                                 Amendment and Restatement.  This Agreement amends and restates in its entirety the Original Security Agreement. This Agreement shall in no way be construed to, nor shall it affect, modify, diminish or break the continuity of the lien and security interest granted by Grantor to CIT in the Intellectual Property Collateral pursuant to the Original Security Agreement, and all such liens and security interests granted thereunder shall henceforth be deemed held by Agent under this Agreement in its capacity as agent for the Lenders under the Financing Agreement, and shall continue in full force and effect and shall secure all Obligations as provided in this Agreement.

WITNESS the execution hereof on the day and year first above written.

UNDER ARMOUR, INC.
(f/k/a KP Sports, Inc.)
(“Grantor”)

By:	/s/ Kevin A. Plank
	Title:	President

THE CIT GROUP/COMMERCIAL SERVICES, INC., as Agent
(“Agent”)

By:	/s/ Timothy Cooper
	Title:	Vice President

STATE OF Maryland

CITY OF Balitmore

I, Tiffany Lynn Day, a Notary Public of the State and County aforesaid, certify that Kevin A. Plank personally appeared before me this day and acknowledged that        he is                            President of UNDER ARMOUR, INC., a Maryland corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed by him/her in the corporation’s name and sealed with its corporate seal.

WITNESS my hand and official stamp or seal, this 28 day of September, 2005.

/s/ Tiffany Lynn Day
Notary Public

My Commission Expires:	June 19, 2006

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I, Keir C. Duncan, a Notary Public of the State and County aforesaid, certify that Timothy E. Cooper personally appeared before me this day and acknowledged that       he is                           Vice-President of THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed by him/her in the corporation’s name and sealed with its corporate seal

WITNESS my hand and official stamp or seal, this 28 day of September, 2005.

/s/ Keir C. Duncan
Notary Public

My Commission Expires:	April 6, 2008